UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2021

Tapestry, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 30, 2021, Tapestry, Inc. (the “Company”), issued press releases with respect to its previously announced cash tender offer (the “Tender Offer”) for up to a specified principal amount of its 4.250% Senior Notes due 2025 and 4.125% Senior Notes due 2027 (collectively, the “Notes”), announcing:

•	the early tender results, as of 5:00 p.m., New York City time, on November 29, 2021, the Tender Offer’s early tender deadline; and

•	the reference yield and total consideration for each series of Notes subject to the Tender Offer.

Because the Company expects to accept for purchase the full aggregate principal amount offered to be purchased in the Tender Offer, no additional Notes are expected to be purchased pursuant to the Tender Offer after December 1, 2021, the early settlement date for the Notes validly tendered and accepted for purchase by the Company.

Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release, dated November 30, 2021.

99.2	Press Release, dated November 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 30, 2021

TAPESTRY, INC.

By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary